Exhibit 1.1

[●] American Depositary Shares

GUARDIAN METAL RESOURCES PLC

AMERICAN DEPOSITARY SHARES, REPRESENTING FIVE ORDINARY SHARES, PAR VALUE £0.01

UNDERWRITING AGREEMENT

[●], 2026

BMO Capital Markets Corp.

As Representative of the several Underwriters

c/o BMO Capital Markets Corp.
151 W 42nd St.
New York, New York 10036

United States of America

Ladies and Gentlemen:

Guardian Metal Resources PLC, a United Kingdom public company limited by shares (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [●] American depositary shares (“ADSs”), each representing five of the Company’s ordinary shares, £0.01 par value per share (the “Ordinary Shares”), to the several underwriters (collectively, the “Underwriters”) named and in the amount set out in Schedule I (the “Firm Shares”) pursuant to this agreement (this “Agreement”), for whom BMO Capital Markets Corp. is acting as representative (the “Representative”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional [●] ADSs, each representing five Ordinary Shares (the “Option Shares”) on the terms set forth in Section 1.2 hereof. The Firm Shares and the Option Shares, including any American Depositary Receipts (the “ADRs”) evidencing the ADSs constituting the Firm Shares or the Option Shares, are hereinafter collectively referred to as the “Shares.”

The Ordinary Shares are to be deposited and the ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as hereinafter defined) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive five Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company confirms as follows its agreement with the Representative and the several other Underwriters:

Section 1.      Agreement to Sell and Purchase.

1.1            Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per ADS of $[●] (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

1.2            Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, all or less than all of the Option Shares at the Purchase Price less an amount per ADS equal to the aggregate amount of any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Option may be exercised in whole or in part at any time on or before the 45th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On any Option Closing Date, the Company shall allot and issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. Business day shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City (“Business Day”).

Section 2.      Delivery and Payment.

2.1            Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 7:30 a.m., New York City time, on [●], 2026, or at such other time on the same or such other date, not later than the tenth business day thereafter, as may be agreed upon by the Company and the Representative in writing (such date is hereinafter referred to as the “Closing Date”).

2.2            Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Representative (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Shares Notice.

2.3            Electronic Transfer. Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

2.4            Stamp Tax. The Company shall pay, bear and hold the Underwriters harmless against any stamp duty, stamp duty reserve tax and any similar issue, transfer, registration or documentary tax or duty imposed by the United States, the United Kingdom or any political subdivision or taxing authority thereof (each, a “Taxing Jurisdiction”) (“Stamp Tax”), together with any value added tax, sales tax or similar indirect tax imposed on or by reference to the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”), in each case payable in connection with: (i) the execution, delivery, consummation or enforcement of the Transaction Documents; (ii) the grant, exercise or lapsing of the Option; (iii) the creation, allotment, or issue of any Shares; (iv) the initial entry of the Shares into the facilities of DTC; (v) the acquisition of the Shares by, or crediting or delivery of the Shares to or for the account of, the Underwriters (or any purchasers or subscribers procured by the Underwriters pursuant to this Agreement); or (vi) the sale and/or delivery of any Shares by any Underwriter to any initial purchaser in the manner contemplated in this Agreement.

Section 3.      Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter as follows:

3.1            Compliance with Registration Requirements. A registration statement on Form F-1 (Registration No. 333-293793) relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form F-1 as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations. A registration statement on Form F-6 (No. 333-293901) covering the registration of the ADSs evidenced by the ADRs under the Act has also been filed with the Commission. The registration statement relating to the ADSs, as amended from time to time, is hereinafter referred to as the “ADS Registration Statement.”

3.2            Effectiveness of Registration. The Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

3.3            Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The ADS Registration Statement, at the time it became effective and at all subsequent times, complied in all material respects with the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3.3 do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, the ADS Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the only information (the “Underwriters Information”) relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus is the following information contained under the caption “Underwriters”: the amounts of the selling concession set forth in the Prospectus in the first sentence of the sixth paragraph and information regarding stabilization, syndicate covering transactions, penalty bids and market making in the first and second sentences of the thirteenth paragraph, the first sentence of the fourteenth paragraph, and the sixteenth paragraph.

3.4            Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and the ADS Registration Statement relating to the Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

3.5            Disclosure at the Time of Sale. As of the Applicable Time (as defined below), neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this offering, and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●]:[●] [a.m.][p.m.](New York City Time) on [●], 2026 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

3.6            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. This Section 3.6 does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the Underwriters Information.

3.7            Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than any Testing-the-Waters Communication made in compliance with Section 3.44 hereof, the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representative and included in Schedule II hereto, and the Prospectus.

3.8            Due Incorporation; Subsidiaries.

(i)            The Company is, and at the Closing Date will be, a public limited company incorporated under the UK Companies Act 2006, as amended (the “Companies Act”), and is duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction). The Company has, and at the Closing Date will have, full power and authority to conduct all the material activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary.

(ii)           Each subsidiary of the Company (as defined in Rule 405 of the Rules and Regulations) has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Prospectus related to this offering and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder (any such effect, prevention or interference, a “Material Adverse Effect”); all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly approved, authorized and issued, are fully paid (or credited as fully paid), will not be subject to any call for payment of further capital, non-assessable and are owned by the Company directly or indirectly through subsidiaries, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims. No subsidiary is currently prohibited, directly or indirectly under any agreement or instrument to which it is a party or is subject, from paying any dividends to its shareholders, from repaying the Company or any other subsidiary of the Company any loans or advances to such subsidiary from the Company or such other subsidiary or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary. Schedule V is a complete and accurate list of all subsidiaries that are material to the Company and its subsidiaries, taken as a whole, including, for the avoidance of doubt, all “significant subsidiaries” of the Company as defined in Rule 1-02(w) of Regulation S-X under the Act.

3.9            Capitalization. The approved, authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization.” The outstanding Ordinary Shares and any other outstanding capital stock of the Company have been, and the Shares will be, duly approved, authorized, validly issued, fully paid (or credited as fully paid), will not be subject to any call for payment of further capital and non-assessable. The Shares will not be subject to any preemptive, first refusal or similar right, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The description of (i) the Ordinary Shares and the ADSs included in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the ADSs included in the ADS Registration Statement are now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, and at the Closing Date and any Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the Company’s knowledge, among any of the Company’s shareholders. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever. Financial Statements. The financial statements (including the related notes thereto) and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiaries. The pro forma financial statements, if any, and the other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements, if any, and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

3.10            Independent Accountants. PKF Littlejohn LLP (the “Accountants”), who certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, are (i) independent accountants as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

3.11            No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock and (iv) the Company has not altered its method of accounting.

3.12            Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

3.13            Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any foreign, federal or state court, commission, regulatory body, including the Financial Industry Regulatory Authority, Inc. (“FINRA”), NYSE American or the London Stock Exchange (the “LSE”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, where such revocation or modification would reasonably be expected to result in a Material Adverse Effect. There are no pending investigations against the Company known to the Company by any governmental agency having jurisdiction over the Company or its business or operations that would reasonably be expected to result in a Material Adverse Effect.

3.14            Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiaries have, and at the Closing Date and any Option Closing Date will have, (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed all obligations required to be performed by it in all material respects, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, license agreement pursuant to which the Company and its subsidiaries hold their property and assets (including any interest in, or right to earn an interest in or acquire mineral production from any property) or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except for such defaults, if any, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not now, and at the Closing Date will not be, in violation of any provision of its articles of association. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

3.15            No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries is required in connection with the approval, authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Transaction Documents by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

3.16            Agreement Duly Authorized. The Company has full corporate power and authority to enter into the Transaction Documents. The Transaction Documents have been duly approved, authorized, executed and delivered by the Company.

3.17            No Conflicts. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the articles of association of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries, except, in the case of clause (ii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.18            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or are not, individually or in the aggregate, material to the business of the Company. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

3.19            No Material Acquisitions or Dispositions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has approved, has entered into, or has any knowledge of any binding agreement in respect of (X) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company or its subsidiaries, whether by asset sale, transfer of shares or otherwise, (Y) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or its subsidiaries or otherwise) of the Company or its subsidiaries, or (Z) a proposed or planned disposition of shares by any stockholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Company or its subsidiaries.

3.20            Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement or the ADS Registration Statement, General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement were duly approved, authorized, executed and delivered by the Company, (assuming due authorization, execution and delivery by the Underwriter of this Agreement) constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

3.21            No Untrue Statement; Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that any of the statements, representations, warranties or covenants made by the Company in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representative is, as of the date made, inaccurate, untrue or incorrect in any material respect. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are not based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

3.22            No Price Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.23            No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

3.24            Stock Exchange Listing. The Shares have been approved for listing on NYSE American, subject only to official notice of issuance.

3.25            Labor Matters. Neither the Company nor any of its subsidiaries is aware of any labor dispute with employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except for such disputes as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

3.26            No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

3.27            Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.28            No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, currently, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or in or with any Sanctioned Country, in each case, in violation of Sanctions.

3.29            Taxes. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns that are required to be filed by them and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined except to the extent of any inadequacy that would not result in a Material Adverse Effect. The Company and its subsidiaries are not aware of any material claims asserted against them in writing by any taxing authority in relation to the filing of tax returns or the payment of required taxes.

3.30            Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

3.31            Defined Benefit Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA, (b) no plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that would subject the Company to any tax penalty on prohibited transactions and that has not adequately been corrected, (c) each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, (d) with respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period, and (e) the Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

3.32            Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, have valid and enforceable licenses for or otherwise have rights which, to the knowledge of the Company, are adequate to use all technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, trademarks, service marks, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and all similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) that are or could reasonably be expected to be material to their business as currently conducted or as proposed to be conducted, except where the failure to own, license or otherwise have rights to such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property owned by the Company and its subsidiaries has not been adjudged by a court or other administrative body of competent jurisdiction to be invalid or unenforceable in whole or in part (excluding office actions by relevant governmental authorities in the ordinary course of applying for or prosecuting registrations of Intellectual Property), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) there are no third parties who have established rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by the Company or its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company and its subsidiaries (excluding office actions by relevant governmental authorities in the ordinary course of applying for or prosecuting registrations of Intellectual Property that would not have a Material Adverse Effect), and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company or any of its subsidiaries received any claim from a third party that) the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (vi) the Company and its subsidiaries have taken reasonable security measures designed to protect the secrecy, confidentiality and value of all their Intellectual Property in all material respects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate.

3.33            Related Party Transactions. There are no business relationships or related party transactions involving the Company or any officers, directors, stockholders, employees and affiliates of the Company required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, employees and affiliates of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. Except as described in of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.34            Environmental Matters. (i) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries is and has been in compliance with, and is not subject to any pending, or to the knowledge of the Company, threatened costs or liability under, any and all federal, state, local and non-U.S. statutes, laws, rules, regulations, ordinances, codes, other requirements or rules of law (including common law) and judicial or administrative decisions or orders, relating to pollution, the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, the protection or restoration of the environment, or the protection of natural resources, including wildlife, migratory birds, eagles or endangered or threatened species or habitats (collectively, “Environmental Laws”) and to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in such non-compliance, cost or liability, (i) neither the Company nor any of its subsidiaries owns, occupies, operates, leases or uses any real property contaminated with Hazardous Substances, (ii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected release or threatened release of Hazardous Substances in the environment, (iii) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (iv) neither the Company nor any of its subsidiaries is subject to any claim, action, suit, order, demand or notice by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances and (v) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (v) such as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined as toxic or hazardous or as a pollutant, contaminant or waste or words of similar import, or regulated or that can form the basis for liability as such, under Environmental Laws.

3.35            Technical Information. All technical information set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been reviewed by the Company and independent consultants to the Company and all such information has been prepared in accordance with Items 1300 — 1305 of Regulation S-K under the Exchange Act. The methods used in estimating the Company’s mineral resources are in accordance with accepted mineral resource estimation practices and the Company believes that the assumptions underlying such resource estimates are reasonable and appropriate. The Company made available to the authors of any technical reports set forth in the Registration Statement, the General Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, prior to the issuance of such report, for the purpose of preparing such report, all information available to the Company and requested by the authors, which information to the best of the Company’s knowledge did not contain any misrepresentation at the time such information was so provided, and, to the knowledge of the Company, there have been no material changes to such information since the date of delivery or preparation thereof. The Company has duly filed with the Commission all technical reports required by Item 1302 of Regulation S-K of the Exchange Act, and all such reports complied at the time thereof in all material respects with the requirements thereof.

3.36            Interests in Mineral Properties. (i) With respect to any interests in patented mining claims or private lands, in each case in the United States, owned by the Company or its subsidiaries or in which they hold a contractual interest (including through any option agreement or earn-in agreement) (“Patented Claims”), except as set forth in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, the Company or its subsidiaries owns or controls the minerals within or extralateral rights derived from, and owns or controls or has other enforceable legal rights to use the surface of, those Patented Claims as is reasonably sufficient to allow the Company to conduct its business as presently conducted or the exploration activities proposed to be conducted by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) all interests in unpatented mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other property interests or rights or similar rights in the United States (together with the Patented Claims, “U.S. Mining Claims”) that are held by the Company or any of its subsidiaries are in good standing, are valid and enforceable (provided, however, that with respect to each of the unpatented mining claims owned or leased by the Company or any of its subsidiaries (the “Claims”), the Company represents and warrants only that (A) subject to the paramount title of the United States and the rights of third parties to use of the surface, the Company or its subsidiaries hold the possessory interest therein; (B) to the Company’s knowledge, the Claims were properly laid out and monumented on available public domain land open to location by mineral location; (C)  to the Company’s knowledge, location notices or certificates were timely and properly recorded and filed with the appropriate governmental agencies, and all payments required in connection therewith were timely and properly made; (D) all claim maintenance and related fees have been timely paid as required by law in order to hold the Claims; and (E) all affidavits of assessment of work (from and after October 21, 1979), notices of intent to hold, evidence of payment of claim maintenance fees, and other filings required to maintain the Claims in good standing have been timely and properly recorded or filed with the appropriate governmental agencies, and such U.S. Mining Claims are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except, in each instance, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus), or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no expropriations or similar proceedings or any material challenges to title or ownership, actual or threatened, of which the Company or its subsidiaries has received notice against the U.S. Mining Claims or any part thereof; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no other mineral title, surface or other rights are necessary for the conduct of the Company’s business as presently conducted or the exploration activities proposed to be conducted by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus (and subject to the limitations described therein) or the lack of which rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no material restrictions on the ability of the Company and its subsidiaries to use or otherwise exploit any such property rights; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or its subsidiaries hold or have a contractual right to acquire all U.S. Mining Claims required by the Company and its subsidiaries to exploit the development potential of the properties of the Company and its subsidiaries for the purposes described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.37            Controls and Procedures.

(i)            Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii)           Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) effective “internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii)          No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.38            Off-Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

3.39            Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

3.40            Sarbanes-Oxley. Upon effectiveness of the Registration Statement, the Company will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder that are applicable to the Company as an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”) and a “smaller reporting company.”

3.41            Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares,” “Ordinary Shares and ADSs Eligible for Future Sale,” “Material Tax Considerations” and “Underwriting,” and the statements in the Registration Statement under Item 6 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings applicable to the Company, or contracts or other documents, are a fair and accurate summary in all material respects of the matters referred to therein.

3.42            Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance in all material respects with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities required for the conduct of their business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. The Company and its subsidiaries have not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority of potential or actual material non-compliance by, or material liability of, the Company or a subsidiary under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or a subsidiary under any Permits.

3.43            Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

3.44            Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. Each Written Testing-the-Waters Communication listed on Schedule III hereto did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

3.45            Confidential Submission of Registration Statement. The Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

3.46            No Rating. Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

3.47            No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or the deposit of the Shares with the Depositary or its nominee.

3.48            U.K. Securities Commissions. No U.K. governmental authority, including the Financial Conduct Authority (the “FCA”) and the LSE (including AIM Regulation), nor any comparable authority, has issued any order: (i) suspending, halting or requiring the cessation of trading in any of the Company’s securities, (ii) preventing or suspending the use of the General Disclosure Package and the Prospectus or (iii) preventing the distribution of the Shares. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

3.49            No violation of U.K. Securities Laws. No prospectus, admission document, offering memorandum, offering document or other offering material has been or will be prepared or submitted for approval by the FCA in the United Kingdom or submitted to the LSE (including AIM Regulation) in connection with this offering, and no such prospectus, admission document or equivalent document is required to be made available or published in the United Kingdom under the Public Offers and Admissions to Trading Regulations 2024 (“POATR”) and the FCA’s Prospectus Rules: Admission to Trading on a Regulated Market (“PRM”). This offering is being conducted pursuant to an exception from the prohibition on offers of relevant securities to the public pursuant to the POATR.

3.50            Compliance with U.K. Rules and Regulations. The Company is not required to obtain any approval or authorization from its members under the Companies Act or its articles of association, other than board authorities and disapplications (including of any statutory pre-emption rights) already validly granted and in force at the date hereof, and no approval or authorization is required under the rules of the LSE applicable to AIM issuers, to allot and issue the Shares credited as fully paid up. The Company is, and at all relevant times has been, in compliance with (a) the Companies Act, (b) the UK Financial Services and Markets Act 2000, as amended (the “FSMA”) and all statutory instruments made thereunder, in relation to its status as an AIM company and the exercise of the FCA’s primary market functions to the extent applicable, (c) the AIM Rules for Companies and, to the extent applicable, the AIM Rules for Nominated Advisers, as amended from time to time (the “AIM Rules”), (d) the POATR and PRM to the extent applicable, and (e) applicable requirements of the LSE (including AIM Regulation).

3.51            Insolvency. No event of insolvency has occurred in relation to the Company or its subsidiaries, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Company’s knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Company or its subsidiaries.

3.52            Cybersecurity. (i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) there has been, in the past three (3) years, no material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, the Company’s internal published policies and contractual obligations binding on the Company relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented and maintained commercially reasonable safeguards designed to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and Data; and (iv) the Company has implemented backup and disaster recovery technology materially consistent with industry standards and practices.

3.53            Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

3.54            Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 9.8 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 9.8 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9.8 hereof.

3.55            Enforceability of Judgement. Subject to the conditions and qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and so a final judgment for the payment of money rendered by any general or state court in New York having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein, would not be automatically enforceable in England and Wales. However, any final and conclusive monetary judgment for a definite sum obtained against us in a New York court with competent jurisdiction would be treated by the courts of England and Wales as a cause of action in itself such that it could be sued upon in England and Wales at common law against the Company as a debt so that no retrial of the issues would be necessary, provided, however, that the Company may have defenses open to it and the fresh claim brought upon the debt will likely not succeed if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England and Wales; (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an England and Wales court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an England and Wales court or conflicts with a judgment on the same matter given by a court other than a New York Court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment in respect of which the courts in England and Wales are precluded from entertaining proceedings at common law for the recovery of any sum payable under such judgment by section 5 of the Protection of Trading Interests Act 1980; and (f) enforcement proceedings are not commenced within six years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales.

3.56            No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or their respective properties, assets or revenues has any right of immunity under England and Wales, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of England and Wales, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 9.6 of this Agreement.

Section 4.      Agreements of the Company. The Company agrees with each Underwriter as follows:

4.1            Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communications, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

4.2            Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or to file a new registration statement containing the Prospectus, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4.1 and 4.7 hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement, the ADS Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or any new registration statement, necessary in order to make the statements in the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, the Companies Act, FSMA, AIM Rules, POATR and PRM to the extent applicable and the applicable requirements of the LSE (including AIM Regulation) or any other applicable law.

4.3            Notifications to the Representative. The Company shall use its reasonable best efforts to cause the Registration Statement and the ADS Registration Statement to become effective, and shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, ADS Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement of a material fact made in the Registration Statement, the ADS Registration Statement, the Prospectus or any Written Testing-the-Waters Communication misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement, the ADS Registration Statement, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements of a material fact therein, in light of the circumstances in which they are made, not misleading, (v) of receipt by the Company or any representative of the Company of any other communication from the Commission, the FCA or the LSE relating to the Company, the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any Written Testing-the-Waters Communication and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through any Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and notify the Representative promptly of all such filings.

4.4            Executed Registration Statement. The Company shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement, the ADS Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits, provided, however, that the Representative agrees that any Registration Statement and any ADS Registration Statement filed with the Commission via EDGAR shall suffice.

4.5            Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

4.6            Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and shall file such Prospectus with the Commission pursuant to and within the time periods prescribed by Rule 424(b) of the Rules and Regulations. Promptly after the effective date of the Registration Statement and in any event prior to the Closing Date, and thereafter from time to time, the Company shall deliver to each of the Underwriters (to the extent not previously delivered), without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

4.7            Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

4.8            Compliance with Blue Sky Laws. If required, prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified , to qualify or register as a dealer in securities, or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

4.9            Delivery of Financial Statements. During the period of two years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

4.10            Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations), provided that such earnings statement shall be deemed to be made available to the extent it is included in a filing with the Commission on EDGAR.

4.11            Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) the costs incident to the approval, authorization, issuance, sale, preparation and delivery of the Shares and any Stamp Tax or other similar taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, each Written Testing-the-Waters Communications, if any, and any amendment or supplement to the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, and the distribution thereof, (iii) the costs of preparing, printing and delivering certificates representing the Shares, (iv) the costs of producing and delivering this Agreement, any Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares, (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus and any Written Testing-the-Waters Communication, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (vi) the costs, fees and expenses of listing the Shares on NYSE American, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, provided, however, that the Company shall not be required to pay or reimburse the Underwriters for fees and disbursements of counsel to the Underwriters in excess of $50,000 in connection with this Section 4.11(vii), (viii) the fees and expenses incident to the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4.8 hereof and the securities laws of Canada, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representative, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and a “Canadian wrapper,” if and only if such registration is required by applicable laws, (ix) the fees and expenses of counsel to the Company and counsel to the Underwriters (provided, however, that the Company shall not be required to pay or reimburse the Underwriters for fees and disbursements of counsel to the Underwriters in excess of $750,000 in connection with this Section 4.11(ix)), (x) the costs and charges of DTC and the transfer agent for the Shares, (xi) the fees and expenses of the Accountants, (xii) the costs and expenses of the Company relating to investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and consultants engaged in connection with investor presentations, and the cost of any aircraft and other transportation chartered in connection with the road show, (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law (including under any official governmental guidance) to deduct or withhold such taxes, duties or charges. If any taxes, duties or charges are required to be deducted or withheld by the Company by law (including under any official governmental guidance) in connection with such payment, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the Company will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts (i) arises as a result of any present or former connection between such Underwriter and the Taxing Jurisdiction other than a connection arising solely as a result of this Agreement or the transactions described in this Agreement or (ii) would not have been imposed but for the failure by an Underwriter to timely provide upon a reasonable request any certification, information or documentation concerning such Underwriter’s nationality, residence, identity or connection with the applicable Taxing Jurisdiction, to the extent necessary in order to eliminate or reduce such withholding or deduction. Except as provided in this Section 4.11 and in Section 4.12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

4.12            Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof or this Agreement is terminated pursuant to the second sentence of Section 8 hereof, the Company shall reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

4.13            No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Ordinary Shares to facilitate the sale or resale of any of the Shares.

4.14            Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

4.15            Lock-Up Agreements of Company, Management, Affiliates and Equityholders. The Company shall not, for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the Commission a registration statement under the Act to register, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or warrants or other rights to acquire Ordinary Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Ordinary Shares, securities, warrants or other rights to acquire Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The immediately foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus, (C) the issuance and sale of Ordinary Shares or ADSs pursuant to the exercise of rights of first refusal described in the Registration Statement, the General Disclosure Package and the Prospectus; (D) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing equity incentive plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 relating to Ordinary Shares or ADSs granted pursuant to the Company’s equity incentive plans existing as of the Closing Date and disclosed in the General Disclosure Package, and (F) Ordinary Shares, ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs issued, sold or delivered in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Ordinary Shares and ADSs issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the completion of the offering of the Shares contemplated herein, and (y) each recipient of any such shares or other securities executes a lock-up agreement restricting the resale of such securities in the form executed by each of the executive officers and directors of the Company for the remainder of the 90-day restricted period. The Company has caused each of its officers, directors and beneficial owners of its capital stock (including stockholders, option holders and other equityholders) of five percent (5%) or more of the Company’s Ordinary Shares to enter into agreements with the Representative in the form set forth in Exhibit A.

4.16            Lock-Up Releases. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5.12 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of such release or waiver.

4.17          Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the offering or sale of the Shares is not required by the Act to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) and (ii) completion of the Lock-Up Period.

4.18          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

Section 5.      Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or any Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

5.1            Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement and the ADS Registration Statement has become effective shall be received by the Representative not later than 6:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings made pursuant to Rules 424, 430A, 430B or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules, provided, however, that the Commission’s notice of effectiveness as filed with EDGAR constitutes notification under this 5.1.

5.2            No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and any Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

5.3            No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement, the ADS Registration Statement and the Prospectus, except as set forth in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares or any Ordinary Shares issued in the ordinary course of business pursuant to existing stock option or employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

5.4            No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company, its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

5.5            All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

5.6            Opinions of Counsel to the Company. The Representative shall have received the opinions and letters, each dated the Closing Date and any Option Closing Date, as the case may be, reasonably satisfactory in form and substance to counsel for the Underwriters, from (i) Davis, Polk & Wardwell LLP, U.S. counsel to the Company, and (ii) Haynes and Boone CDG LLP, English counsel to the Company.

5.7            Opinion of Counsel to the Underwriters. The Representative shall have received an opinion, dated the Closing Date and any Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representative.

5.8            Opinion of Counsel to the Depositary. The Representative shall have received an opinion, dated the Closing Date and any Option Closing Date, from Norton Rose Fulbright US LLP, counsel for the Depositary, with respect to such matters as the Representative may reasonably request, and in form and substance reasonably satisfactory to the Representative.

5.9           Title Opinions. The Representative shall have received favorable title opinions, each dated the Closing Date and any Option Closing Date, from Erwin Thompson Faillers, with respect to the Company’s title to and ownership of certain of the U.S. Mining Claims, in form and substance reasonably satisfactory to the Representative.

5.10         Accountants’ Comfort Letter. On the date of the Prospectus, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Closing Date or any Option Closing Date, as the case may be.

5.11         Officers’ Certificates. At the Closing Date and any Option Closing Date, as the case may be, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance satisfactory to the Representative, to the effect that:

(i)            each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii)           there has not been a Material Adverse Change;

(iii)          each of the representations and warranties of the Company and its subsidiaries contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv)           each of the covenants required herein to be performed by the Company and its subsidiaries on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company and its subsidiaries on or prior to the delivery of such certificate has been duly, timely and fully complied with.

5.12          Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements referred to in Section 4.15 hereof from the Company’s officers, directors and beneficial owners (including stockholders, option holders and other equityholders) of five percent (5%) or more of the Company’s Ordinary Shares to enter into agreements with the Representative in the form set forth in Exhibit A.

5.13            Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Option Closing Date.

5.14            Stock Exchange Listing. The Shares shall have been duly approved and authorized for listing or quotation on NYSE American, subject only to notice of issuance.

5.15            Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative.

5.16            No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

Section 6.      Indemnification.

6.1            Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

6.2            Indemnification of the Company. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

6.3            Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6.4            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6.4 are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each affiliate, director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6.5           Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

Section 7.      Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to any Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(i)            trading of any securities of the Company shall have been suspended or limited on any exchange or in any over-the-counter market;

(ii)           trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)          a general banking moratorium shall have been declared by any of federal, New York or English authorities;

(iv)          the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v)           the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, natural disaster, disease outbreak or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)          there shall have been a Material Adverse Change.

Section 8.      Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4.12 hereof) for the purchase or sale of any Shares under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 9.      Miscellaneous.

9.1            Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 25 Eccleston Place, London, England, SW1W 9NF, Attention: Chief Executive Officer or (b) if to the Representative, c/o BMO Capital Markets Corp., 151 W 42nd St., New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

9.2            No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, affiliates, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser.

9.3            Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

9.4            Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

9.5            Actions of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

9.6            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

9.7            Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

9.8            Appointment of Agent for Service. The Company hereby appoints Golden Metal Resources LLC as its agent for service of process (the “Agent for Service”) in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent the Agent for Service ceases to be able to be served on the basis contemplated herein), by written notice of the Representative, designate such additional or alternative agent for service of process under this Section 9.8 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

9.9            Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.10          Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.11          Waiver of Jury Trial. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

9.12         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

9.13         Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

9.14         Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)          For purposes of this Section 9.14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

Guardian Metal Resources PLC

By:
Name:
Title:

Confirmed as of the date first above mentioned:

BMO Capital Markets Corp.

Acting on behalf of themselves and as Representative of the several Underwriters named in Schedule I hereof

By:
Name:
Title:

Schedule I

Underwriter	Number of Firm Shares
BMO Capital Markets Corp.	[●]
Cantor Fitzgerald & Co.	[●]
D.A. Davidson & Co.	[●]
Berenberg Capital Markets LLC	[●]
Total	[●]

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

[None]

S-II-1

Schedule III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS:

Investor Presentation dated [December], 2025

Investor Presentation dated [February/March], 2026

S-III-1

Schedule IV

1.	The initial public offering price per ADS shall be $[●].

2.	The Company is selling [●] ADSs.

3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] ADSs.

S-IV-1

Schedule V

	Country	Ownership Interest
Entity Name
BFM Resources Inc.	United States	100%
GMET Tungsten Holding Co..	United States	100%
Golden Metal Resources LLC	United States	100%
Guardian Gold Ltd.	England and Wales	100%
Pilot Metals Inc.	United States	100%

S-V-1

EXHIBIT A

[DATE]

BMO Capital Markets Corp.

As Representative of the several Underwriters

c/o BMO Capital Markets Corp.
151 W 42nd St.
New York, New York 10036

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which BMO Capital Markets Corp. (“BMOCM”) intends to act as Representative, to underwrite a proposed public offering (the “Offering”) of American depositary shares (“ADSs”), each representing five of the Company’s ordinary shares, £0.01 par value per share (the “Ordinary Shares”), of Guardian Metal Resources PLC, a United Kingdom public limited company (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 90 days after the date of the final prospectus for the Offering, without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), subject to the final sentence of this paragraph, (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), or require the Company to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or warrants or other rights to acquire Ordinary Shares or ADSs of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, ADSs, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering will also be Restricted Securities subject to this Lock-Up Agreement (the restrictions in this paragraph being referred to as the “Registration Restrictions”). For the avoidance of doubt, nothing in this letter shall restrict the undersigned from purchasing or otherwise acquiring Restricted Securities. Nothing in this paragraph shall restrict, and Registration Restrictions do not include, the registration for resale under the Securities Act of any Ordinary Shares or ADSs or other securities pursuant to a resale registration statement, provided that the undersigned shall not object if such resale registration statement is, to the extent permitted by applicable law, confidentially submitted to the Commission during the Lock-Up Period, and, if so, such registration statement may be publicly filed on the second Business Day prior to the requested effective date, and such registration statement may be declared effective immediately prior to or anytime after the expiration of the Lock-Up Period. Any such registration statement shall not be used for any sales until after the expiration of the Lock-Up Period without the express written consent of BMOCM.

The Registration Restrictions shall not apply to: (i) the registration of the offer and sale of the ADSs and the sale of such ADSs to the Underwriters, in each case, as contemplated by the Underwriting Agreement or (ii) the deposit of Ordinary Shares with the Depositary (as defined in the Underwriting Agreement), in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares, provided that such ADSs or Ordinary Shares issued pursuant to this clause (ii) held by the undersigned shall remain subject to the terms of this Lock-Up Agreement. In addition, the Registration Restrictions shall not apply to:

(i)           transfers of Restricted Securities as a bona fide gift or gifts by the undersigned;

(ii)          transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(iii)         transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or shareholders;

(iv)         transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(v)          the surrender or forfeiture of Restricted Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards held by the undersigned on the date of the preliminary prospectus for the Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus for the Offering;

(vi)         transfer of Restricted Securities made by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vii)        the exercise of any option, warrant or other right to acquire Restricted Securities, the settlement of any share-settled share appreciation rights, restricted shares or restricted share units or the conversion of any convertible security into Restricted Securities outstanding on the date of the preliminary prospectus for the Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus for the Offering; provided, that any such Restricted Securities acquired upon such exercise, settlement or conversion shall be subject to the Registration Restrictions and bound to the restrictions set forth herein during the Lock-Up Period;

(viii)       transactions relating to securities acquired in the Offering or in open market transactions after the date of the final prospectus for the Offering;

(ix)         transfers of Restricted Securities made upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the then outstanding Ordinary Shares involving a Change of Control of the Company after completion of the Offering, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Restricted Securities shall remain subject to the restrictions contained herein (for purposes hereof, “Change of Control” shall mean the transfer, whether by tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, to a person or group of affiliated persons, of Ordinary Shares or ADSs, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity);

(x)          entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

(xi)         the transfer to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; or

(xii)        transfers made with the prior written consent of BMOCM.

provided, however, that

(a) in the case of clause (i), (ii), (iii), (iv), (vi) or (xi) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period;

(b) any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vi) or (xi) above shall not involve a disposition for value;

(c) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (x) or (xi) above, no filing by the undersigned or any other party under the Exchange Act or under applicable English laws, rules and regulations shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution, other than (i) any notification required to be made by the undersigned to the Company pursuant to Chapter 5 (Vote Holder and Issuer Notification Rules) of the Disclosure Guidance and Transparency Rules sourcebook of the FCA Handbook, (ii) notifications to the market required to be made pursuant to Rule 17 of the AIM Rules and (iii) any filing required to be made under Section 13 or Section 16(a) of the Exchange Act or other applicable law; provided that any such filing, report or announcement shall clearly indicate the nature and conditions of such transfer, including that the transferee has agreed to be bound by the Registration Restrictions, as applicable; and

(d) in the case of clause (x) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no filing under the Exchange Act or under the AIM Rules shall be voluntarily made during the Lock-Up Period by or on behalf of the undersigned or the Company regarding the establishment of any such trading plan pursuant to Rule 10b5-1, provided that if a filing under the Exchange Act or under the AIM Rules is required, such announcement or filing shall include a statement to the effect that no transfer of Restricted Securities may be made under such Rule 10b5-1 trading plan during the Lock-Up Period.

For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) BMOCM agrees that, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Restricted Securities, BMOCM will notify the Company of the impending release or waiver, and (ii) the Company will agree in the underwriting agreement relating to the Offering (the “Underwriting Agreement”) to announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver. Any release or waiver granted by BMOCM hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Ordinary Shares or ADSs owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as BMOCM, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on March 30, 2026, if the Offering shall not have closed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any ADSs at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

[Remainder of page intentionally left blank]

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Very truly yours,

Name of Officer, Director or Security Holder
(Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Press Release

Guardian Metal Resources PLC

[Date]

Guardian Metal Resources PLC (the “Company”) announced today that BMO Capital Markets Corp., the lead book-running manager in the Company’s recent public sale of American depositary shares (“ADSs”), each representing five of the Company’s ordinary shares, £0.01 par value per share (the “Ordinary Shares”), is [waiving][releasing] a lock-up restriction with respect to [●] Ordinary Shares held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.